Exhibit 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF FOSUN PHARMA PERSONS CONTROLLING FOSUN PHARMA AND EXECUTIVE OFFICERS AND DIRECTORS OF OTHER PERSONS IN CONTROL OF FOSUN
PHARMA, FPUSA AND FOSUN INDUSTRIAL

Fosun Pharma is a corporation organized under the laws of the People’s Republic of China and listed on both the Shanghai Stock Exchange and The Stock Exchange of Hong Kong Limited with its principal business address at Building A, No. 1289 Yishan Road Shanghai, 200233, China. Fosun Pharma is an innovation-driven global healthcare company operating in the fields of pharmaceuticals, medical devices & diagnostics, and healthcare services. Through its strategic alliance with Sinopharm Group Co., Ltd., Fosun Pharma further extends its capabilities in pharmaceutical commerce.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Pharma is set forth below.

Fosun Pharma
Name	Business address	Present Principal Employment	Citizenship
Chen Yuqing	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Executive Director, Chairman of the Board of Directors	China
Guan Xiaohui	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Executive Director, Co-Chairman of the Board of Directors	China
Wen Deyong	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Executive Director, Deputy Chairman of the Board of Directors, Chief Executive Officer	China
Wang Kexin	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Executive Director	China
Chen Qiyu	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Non-executive Director	China
Xu Xiaoliang	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Non-executive Director	China
Pan Donghui	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Non-executive Director	Hong Kong, China
Wu Yifang	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Non-executive Director	China
Li Ling	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Independent Non-executive Director	China
Tang Guliang	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Independent Non-executive Director	China
Wang Quandi	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Independent Non-executive Director	China
Yu Tze Shan Hailson	Building A, No. 1289 Yishan Road Shanghai, 200233, China	Independent Non-executive Director	Hong Kong, China

Fosun Pharma is a subsidiary of Fosun High Technology. Fosun High Technology is a corporation organized under the laws of the People’s Republic of China with its principal business address at 16th Floor, Tower S1, 600 Zhongshan No. 2 Road (E), Shanghai, Huangpu District, Shanghai, China. Fosun High Technology is a subsidiary of Fosun International, which is a global innovation-driven consumer group which operates in four business segments, namely health, happiness, wealth and intelligent manufacturing.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun High Technology is set forth below.

Fosun High Technology
Name	Business Address	Present Principal Employment	Citizenship
Chen Qiyu	16th Floor, Tower S1, 600 Zhongshan No. 2 Road (E), Shanghai, Huangpu District, Shanghai, China	Chairman of the Board of Directors	China
Xu Xiaoliang	16th Floor, Tower S1, 600 Zhongshan No. 2 Road (E), Shanghai, Huangpu District, Shanghai, China	Director and general manager	China
Gong Ping	16th Floor, Tower S1, 600 Zhongshan No. 2 Road (E), Shanghai, Huangpu District, Shanghai, China	Director	China

Fosun High Technology is a subsidiary of Fosun International. Fosun International is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun International’s ordinary shares are listed on the main board of The Stock Exchange of Hong Kong Limited. Fosun International is a global innovation-driven consumer group which operates in four business segments, namely health, happiness, wealth and intelligent manufacturing.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International is set forth below.

Fosun International
Name	Business Address	Present Principal Employment	Citizenship
GUO Guangchang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Chairman	Hong Kong, China
WANG Qunbin	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Co-Chairman	Hong Kong, China
CHEN Qiyu	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Co-Chief Executive Officer	China
XU Xiaoliang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Co-Chief Executive Officer	China
GONG Ping	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director, Executive President and Chief Financial Officer	China
HUANG Zhen	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director and Executive President	China
PAN Donghui	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Executive Director, Executive President and Chief Human Resources Officer	Hong Kong, China
LI Shupei	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Non-executive Director	China
LI Fuhua	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Non-executive Director	China
ZHANG Shengman	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Non-executive Director	Hong Kong, China
ZHANG Huaqiao	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Non-executive Director	Hong Kong, China
David T. ZHANG	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Non-executive Director	Hong Kong, China
LEE Kai-Fu	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Non-executive Director	Republic of China
TSANG King Suen Katherine	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Independent Non-executive Director	Hong Kong, China

Fosun International is a subsidiary of Fosun Holdings. Fosun Holdings is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings is set forth below.

Fosun Holdings
Name	Business Address	Present Principal Employment	Citizenship
GUO Guangchang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China
LAW Tsz Kwan Iris	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China
LI Tao	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China

Fosun Holdings is a subsidiary of Fosun International Holdings. Fosun International Holdings is a corporation organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun International Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings is set forth below.

Fosun International Holdings
Name	Business Address	Present Principal Employment	Citizenship
GUO Guangchang	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China
LAW Tsz Kwan Iris	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China
LI Tao	Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director	Hong Kong, China

Fosun International Holdings is owned 82.59% by Guangchang Guo with the remaining shares owned 17.41% by Qunbin Wang. Guangchang Guo’s principal business address is Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. He is a citizen of Hong Kong, China.

The name, business address, present principal employment and citizenship of each director and executive officer of FPUSA is set forth below.

Fosun Pharma USA Inc.
Name	Business address	Present Principal Employment	Citizenship
Wu Yifang	104 Carnegie Center Drive, Suite 204, Princeton, New Jersey 08540	Director	China
Zhang Wenjie	104 Carnegie Center Drive, Suite 204, Princeton, New Jersey 08540	Director	US Citizen
Feng Rongli	104 Carnegie Center Drive, Suite 204, Princeton, New Jersey 08540	Director	China

FPUSA is a wholly owned subsidiary of Fosun Pharma.  FPUSA is a Delaware corporation.  Its principal place of business is 104 Carnegie Center Drive, Suite 204, Princeton, New Jersey 08540.  FPUSA is a specialty pharmaceutical company.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Industrial is set forth below.

Fosun Industrial
Name	Business address	Present Principal Employment	Citizenship
Guan Xiaohui	Room 1917, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong	Chairman of the Board of Director	China
LAW Tsz Kwan Iris	Room 1917, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong	Director	Hong Kong, China
HUNG HSIU YING SAMMI	Room 1917, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong	Director	Hong Kong, China

Fosun Industrial is a wholly owned subsidiary of Fosun Pharma.  The address of the principal business office for Fosun Industrial is Room 1917, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. Fosun Industrial is a company incorporated under the laws of Hong Kong. Fosun Industrial is principally engaged in foreign investment, sale and consultancy service of Chinese and western medicine, diagnostic reagent, medical device products and relevant import and export business.